ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1	Filed pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$834,163,000 (Approximate)
Home Equity Loan Trust Series 2007-WM1

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1 (Issuing Entity)

January 16, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/-10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

FREE WRITING PROSPECTUS Dated January 16, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2007-WM1
$834,163,000 (Approximate)

All dollar amounts and percentages herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Payment Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / D
Offered Certificates:
A-1	$219,104,000	Float	2.33	1 - 83	0	ACT/360	November 2036	AAA/Aaa/AAA
A-2A	250,390,000	Float	1.00	1 - 21	0	ACT/360	November 2036	AAA/Aaa/AAA
A-2B	75,222,000	Float	2.00	21 - 28	0	ACT/360	November 2036	AAA/Aaa/AAA
A-2C	67,016,000	Float	3.00	28 - 53	0	ACT/360	November 2036	AAA/Aaa/AAA
A-2D	81,626,000	Float	6.11	53 - 83	0	ACT/360	November 2036	AAA/Aaa/AAA
M-1	28,161,000	Float	3.61	41 - 46	0	ACT/360	November 2036	AA+/Aa1/AA(high)
M-2	24,321,000	Float	4.84	46 - 78	0	ACT/360	November 2036	AA/Aa2/AA
M-3	15,361,000	Float	6.88	78 - 83	0	ACT/360	November 2036	AA/Aa3/AA(low)
M-4	13,654,000	Float	4.69	40 - 83	0	ACT/360	November 2036	AA-/A1/A(high)
M-5	13,654,000	Float	4.66	39 - 83	0	ACT/360	November 2036	A+/A2/A
M-6	12,800,000	Float	4.64	39 - 83	0	ACT/360	November 2036	A/A3/A(low)
M-7	11,520,000	Float	4.62	38 - 83	0	ACT/360	November 2036	BBB+/Baa1/BBB(high)
M-8	6,400,000	Float	4.62	38 - 83	0	ACT/360	November 2036	BBB/Baa2/BBB
M-9	6,400,000	Float	4.62	38 - 83	0	ACT/360	November 2036	BBB/Baa3/BBB
M-10	8,534,000	Float	4.58	37 - 83	0	ACT/360	November 2036	BBB-/Ba1/BBB(low)
Total Offered	$834,163,000
Total Certificates	$834,163,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months and remaining constant at 23% CPR thereafter )

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1
Transaction Overview
Certificates:
The Class A-1 Certificates (the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates are sometimes referred to herein collectively as the “Offered Certificates.” The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (“Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The pass-through rates on the Class A Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,591 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $853,364,263 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,721 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $269,666,888 and the Group II Mortgage Loans will represent approximately 2,870 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $583,697,375.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originator:	WMC Mortgage Corp.

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	Countrywide Home Loans Servicing LP

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	January 1, 2007

Expected Pricing:	Week of January 15, 2007

Expected Closing Date:	On or about January 29, 2007

Record Date:
For so long as the Class A Certificates and the Mezzanine Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)
Distribution Date:	The 25th day of each month (or the next business day if such day is not a business day) commencing in February 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day; provided further, that if the Servicer Remittance Date falls on a Friday, the Servicer Remittance Date shall be the business day immediately preceding such Friday.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be the period from the 16th day of the month immediately preceding the Distribution Date (or with respect to the first Prepayment Period, the period from the Cut-off Date) to the 15th day of the month of the Distribution Date.

Interest Accrual Period:
Interest will initially accrue on all Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For any class of Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately [0.5200]% per annum for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans received during the portion of the Prepayment Period occurring in the month prior to the month in which the related Distribution Date occurs, up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2) Overcollateralization (“OC”); and
3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider and available for this purpose, if any, second, to the Class CE Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution and any Net Swap Payments paid by the Swap Provider and available for this purpose.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate Certificate Principal Balance of the certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the certificates. The Required Overcollateralization Amount for the certificates, which will be established at issuance and which is equal to the Overcollateralization Amount as of the Closing Date, is anticipated to be approximately 2.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.50% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the Distribution Date immediately following the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 37.50%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M / D)	Initial CE %	CE % On/After Step Down Date
A	AAA/Aaa/AAA	[18.75]%	[37.50]%
M-1	AA+/Aa1/AA(high)	[15.45]%	[30.90]%
M-2	AA/Aa2/AA	[12.60]%	[25.20]%
M-3	AA/Aa3/AA(low)	[10.80]%	[21.60]%
M-4	AA-/A1/A(high)	[9.20]%	[18.40]%
M-5	A+/A2/A	[7.60]%	[15.20]%
M-6	A/A3/A(low)	[6.10]%	[12.20]%
M-7	BBB+/Baa1/BBB(high)	[4.75]%	[9.50]%
M-8	BBB/Baa2/BBB	[4.00]%	[8.00]%
M-9	BBB/Baa3/BBB	[3.25]%	[6.50]%
M-10	BBB-/Ba1/BBB(low)	[2.25]%	[4.50]%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal remittance required to be distributed to the holders of the Certificates on such Distribution Date.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)
Net WAC Pass- Through Rate:
Class A-1 Certificates and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager and with respect to the related Mortgage Loans for such Distribution Date, the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider which was not caused by the occurrence of a Swap Provider trigger event, in each case for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the aggregate Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” for any class of certificates will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on One-Month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to One-Month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount with respect to a class of certificates will be distributed from cap payments, if any, paid by the cap provider pursuant to the related Cap Agreement (described below), Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds, and from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Interest Carry Forward Amount:
For any Distribution Date, will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related pass-through rate for the most recently ended Interest Accrual Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider identified in the final prospectus supplement. Beginning with the Distribution Date in August 2007 the Swap Agreement will have an initial notional amount of $728,051,877. Beginning with the Distribution Date in August 2007, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [4.83]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and the Mezzanine Certificates, an amount equal to the product of (i) One-Month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date immediately following the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the Group I Cap Schedule, and (3) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date immediately following the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the Group II Cap Schedule, and (3) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period, and the denominator of which is 360.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain or restore the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 37.50% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 and Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A Certificates are reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a 21.60% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a 18.40% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a 15.20% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a 12.20% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a 9.50% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a 8.00% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a 6.50% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), and eighth to the Class M-10 Certificates until it reaches approximately a 4.50% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event is in effect, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the Certificate Principal Balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 42.31% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
February 2009 to January 2010	1.50%, plus 1/12th of 1.80% for each month thereafter
February 2010 to January 2011	3.30%, plus 1/12th of 1.80% for each month thereafter
February 2011 to January 2012	5.10%, plus 1/12th of 1.50% for each month thereafter
February 2012 to January 2013	6.60%, plus 1/12th of 0.80% for each month thereafter
February 2013 and thereafter	7.40%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Transaction Overview (Cont.)
Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1. To the Supplemental Interest Trust to pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2. To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis in order of priority.
3. To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4. To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5. From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6. From remaining Net Monthly E xcess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis in order of priority.
7. From remaining Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis in order of priority.
8. From remaining Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9. From remaining Net Monthly Excess Cashflow, if any, to pay any Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10. To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1
Transaction Overview (Cont.)
Payment Priority cont’d:
Any Net Swap Payments payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be paid after the Available Distribution Amount as follows:
1. To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially in order of priority.
2. To pay any principal to the Class A Certificates and the Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount but not to exceed the cumulative realized losses on the Mortgage Loans.
3. To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
4. To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
5. To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
6. To pay any remaining amount to the Class CE Certificates.

Any Net Swap Payments payable to the Swap Provider by the Securities Administrator on behalf of the Supplemental Interest Trust will be paid as follows:

1. To make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and

2. To make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
2/25/2007	-	10/25/2009	161,406,550
3/25/2007	-	11/25/2009	154,454,561
4/25/2007	-	12/25/2009	147,808,749
5/25/2007	-	1/25/2010	141,455,350
6/25/2007	-	2/25/2010	135,381,233
7/25/2007	-	3/25/2010	129,573,865
8/25/2007	728,051,877	4/25/2010	124,021,301
9/25/2007	700,417,192	5/25/2010	118,712,128
10/25/2007	671,807,204	6/25/2010	113,635,435
11/25/2007	644,371,338	7/25/2010	108,780,825
12/25/2007	618,061,199	8/25/2010	104,138,376
1/25/2008	592,830,390	9/25/2010	99,698,616
2/25/2008	568,634,437	10/25/2010	95,452,509
3/25/2008	545,430,706	11/25/2010	91,391,423
4/25/2008	523,173,241	12/25/2010	87,507,119
5/25/2008	501,800,841	1/25/2011	83,791,734
6/25/2008	481,310,097	2/25/2011	80,237,759
7/25/2008	461,589,980	3/25/2011	76,838,028
8/25/2008	442,440,031	4/25/2011	73,585,700
9/25/2008	415,287,630	5/25/2011	70,474,240
10/25/2008	357,801,827	6/25/2011	67,497,411
11/25/2008	309,888,069	7/25/2011	64,649,258
12/25/2008	269,945,022	8/25/2011	61,924,093
1/25/2009	240,393,654	9/25/2011	59,316,485
2/25/2009	229,942,041	10/25/2011	56,821,156
3/25/2009	219,954,770	11/25/2011	54,432,326
4/25/2009	210,411,201	12/25/2011	52,146,275
5/25/2009	201,292,758	1/25/2012	49,958,479
6/25/2009	192,578,202	2/25/2012	-
7/25/2009	184,249,290
8/25/2009	176,288,627
9/25/2009	168,679,593

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Group I and Group II Cap Schedule

Group I			Group II
Distribution Date	Notional Schedule ($)	Cap Strike	Distribution Date	Notional Schedule ($)	Cap Strike
2/25/2007	269,666,888	7.50%	2/25/2007	583,697,375	7.50%
3/25/2007	266,417,791	7.50%	3/25/2007	576,832,945	7.50%
4/25/2007	262,714,268	7.50%	4/25/2007	568,979,098	7.50%
5/25/2007	258,565,318	7.50%	5/25/2007	560,154,553	7.50%
6/25/2007	253,982,352	7.50%	6/25/2007	550,383,937	7.50%
7/25/2007	248,979,177	7.50%	7/25/2007	539,696,258	7.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	23.67	4.49	2.33	1.66	1.20
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Sep-09

A-2A	Avg Life (years)	18.62	1.61	1.00	0.83	0.67
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Jan-34	Apr-10	Oct-08	Aug-08	Apr-08

A-2B	Avg Life (years)	28.41	4.04	2.00	1.72	1.47
	First Payment Date	Jan-34	Apr-10	Oct-08	Aug-08	Apr-08
	Last Payment Date	Aug-36	Mar-12	May-09	Nov-08	Sep-08

A-2C	Avg Life (years)	29.63	6.75	3.00	2.05	1.74
	First Payment Date	Aug-36	Mar-12	May-09	Nov-08	Sep-08
	Last Payment Date	Sep-36	Sep-15	Jun-11	Jun-09	Nov-08

A-2D	Avg Life (years)	29.66	11.80	6.11	3.76	2.17
	First Payment Date	Sep-36	Sep-15	Jun-11	Jun-09	Nov-08
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Sep-09

M-1	Avg Life (years)	29.45	5.42	3.61	4.09	3.68
	First Payment Date	Jul-35	Jan-11	Jun-10	Nov-10	Sep-09
	Last Payment Date	Sep-36	Mar-14	Nov-10	Jun-11	Oct-10

M-2	Avg Life (years)	29.66	9.41	4.84	4.76	3.74
	First Payment Date	Sep-36	Mar-14	Nov-10	Jun-11	Oct-10
	Last Payment Date	Sep-36	Aug-19	Jul-13	Mar-12	Oct-10

M-3	Avg Life (years)	29.66	13.20	6.88	5.16	3.74
	First Payment Date	Sep-36	Aug-19	Jul-13	Mar-12	Oct-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-4	Avg Life (years)	29.57	8.61	4.69	4.11	3.67
	First Payment Date	Jul-35	Jan-11	May-10	Sep-10	Jul-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-5	Avg Life (years)	29.57	8.61	4.66	4.02	3.49
	First Payment Date	Jul-35	Jan-11	Apr-10	Jul-10	May-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life (years)	29.57	8.61	4.64	3.95	3.36
	First Payment Date	Jul-35	Jan-11	Apr-10	Jun-10	Mar-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-7	Avg Life (years)	29.57	8.61	4.62	3.89	3.26
	First Payment Date	Jul-35	Jan-11	Mar-10	May-10	Feb-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-8	Avg Life (years)	29.57	8.61	4.62	3.85	3.18
	First Payment Date	Jul-35	Jan-11	Mar-10	Apr-10	Jan-10
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-9	Avg Life (years)	29.57	8.61	4.62	3.84	3.15
	First Payment Date	Jul-35	Jan-11	Mar-10	Apr-10	Dec-09
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

M-10	Avg Life (years)	29.57	8.60	4.58	3.79	3.10
	First Payment Date	Jul-35	Jan-11	Feb-10	Mar-10	Nov-09
	Last Payment Date	Sep-36	Apr-20	Dec-13	Mar-12	Oct-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	23.67	4.85	2.55	1.84	1.20
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Sep-36	Sep-34	Dec-22	Aug-19	Sep-09

A-2A	Avg Life (years)	18.62	1.61	1.00	0.83	0.67
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Jan-34	Apr-10	Oct-08	Aug-08	Apr-08

A-2B	Avg Life (years)	28.41	4.04	2.00	1.72	1.47
	First Payment Date	Jan-34	Apr-10	Oct-08	Aug-08	Apr-08
	Last Payment Date	Aug-36	Mar-12	May-09	Nov-08	Sep-08

A-2C	Avg Life (years)	29.63	6.75	3.00	2.05	1.74
	First Payment Date	Aug-36	Mar-12	May-09	Nov-08	Sep-08
	Last Payment Date	Sep-36	Sep-15	Jun-11	Jun-09	Nov-08

A-2D	Avg Life (years)	29.66	13.81	7.34	4.75	2.17
	First Payment Date	Sep-36	Sep-15	Jun-11	Jun-09	Nov-08
	Last Payment Date	Sep-36	May-34	Sep-22	Jun-19	Sep-09

M-1	Avg Life (years)	29.45	5.42	3.61	4.09	4.12
	First Payment Date	Jul-35	Jan-11	Jun-10	Nov-10	Sep-09
	Last Payment Date	Sep-36	Mar-14	Nov-10	Jun-11	Sep-11

M-2	Avg Life (years)	29.66	9.41	4.84	4.76	5.40
	First Payment Date	Sep-36	Mar-14	Nov-10	Jun-11	Sep-11
	Last Payment Date	Sep-36	Aug-19	Jul-13	Mar-12	Jun-13

M-3	Avg Life (years)	29.66	16.85	9.09	6.93	7.44
	First Payment Date	Sep-36	Aug-19	Jul-13	Mar-12	Jun-13
	Last Payment Date	Sep-36	Aug-30	Mar-20	Mar-17	Apr-16

M-4	Avg Life (years)	29.57	9.37	5.14	4.48	3.94
	First Payment Date	Jul-35	Jan-11	May-10	Sep-10	Jul-10
	Last Payment Date	Sep-36	Sep-27	Jun-18	Sep-15	Jun-13

M-5	Avg Life (years)	29.57	9.32	5.09	4.36	3.74
	First Payment Date	Jul-35	Jan-11	Apr-10	Jul-10	May-10
	Last Payment Date	Sep-36	Nov-26	Dec-17	May-15	Feb-13

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life (years)	29.57	9.25	5.03	4.26	3.59
	First Payment Date	Jul-35	Jan-11	Apr-10	Jun-10	Mar-10
	Last Payment Date	Sep-36	Nov-25	May-17	Nov-14	Oct-12

M-7	Avg Life (years)	29.57	9.14	4.95	4.15	3.45
	First Payment Date	Jul-35	Jan-11	Mar-10	May-10	Feb-10
	Last Payment Date	Sep-36	Oct-24	Aug-16	May-14	May-12

M-8	Avg Life (years)	29.57	9.02	4.87	4.06	3.34
	First Payment Date	Jul-35	Jan-11	Mar-10	Apr-10	Jan-10
	Last Payment Date	Sep-36	May-23	Nov-15	Oct-13	Dec-11

M-9	Avg Life (years)	29.57	8.90	4.80	3.99	3.26
	First Payment Date	Jul-35	Jan-11	Mar-10	Apr-10	Dec-09
	Last Payment Date	Sep-36	Jun-22	May-15	May-13	Aug-11

M-10	Avg Life (years)	29.57	8.70	4.64	3.84	3.14
	First Payment Date	Jul-35	Jan-11	Feb-10	Mar-10	Nov-09
	Last Payment Date	Sep-36	Aug-21	Sep-14	Nov-12	Apr-11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.190	46	11/25/2010	17.651
2	3/25/2007	20.879	47	12/25/2010	17.878
3	4/25/2007	20.069	48	1/25/2011	17.447
4	5/25/2007	20.321	49	2/25/2011	17.347
5	6/25/2007	20.069	50	3/25/2011	18.329
6	7/25/2007	20.321	51	4/25/2011	17.180
7	8/25/2007	22.028	52	5/25/2011	17.419
8	9/25/2007	21.816	53	6/25/2011	16.990
9	10/25/2007	21.697	54	7/25/2011	17.234
10	11/25/2007	21.363	55	8/25/2011	16.807
11	12/25/2007	21.257	56	9/25/2011	16.724
12	1/25/2008	20.926	57	10/25/2011	16.981
13	2/25/2008	20.712	58	11/25/2011	16.557
14	3/25/2008	20.753	59	12/25/2011	16.810
15	4/25/2008	20.296	60	1/25/2012	16.388
16	5/25/2008	20.218	61	2/25/2012	11.607
17	6/25/2008	19.892	62	3/25/2012	12.398
18	7/25/2008	19.830	63	4/25/2012	11.588
19	8/25/2008	19.514	64	5/25/2012	11.965
20	9/25/2008	20.107	65	6/25/2012	11.569
21	10/25/2008	20.398	66	7/25/2012	11.945
22	11/25/2008	19.333	67	8/25/2012	11.550
23	12/25/2008	18.815	68	9/25/2012	11.541
24	1/25/2009	18.036	69	10/25/2012	11.915
25	2/25/2009	17.895	70	11/25/2012	11.521
26	3/25/2009	18.837	71	12/25/2012	11.895
27	4/25/2009	18.241	72	1/25/2013	11.502
28	5/25/2009	18.359	73	2/25/2013	11.492
29	6/25/2009	17.967	74	3/25/2013	12.713
30	7/25/2009	18.095	75	4/25/2013	11.473
31	8/25/2009	17.709	76	5/25/2013	11.846
32	9/25/2009	17.914	77	6/25/2013	11.454
33	10/25/2009	18.447	78	7/25/2013	11.826
34	11/25/2009	18.035	79	8/25/2013	11.435
35	12/25/2009	18.199	80	9/25/2013	11.425
36	1/25/2010	17.791	81	10/25/2013	11.796
37	2/25/2010	17.675	82	11/25/2013	11.406
38	3/25/2010	18.831	83	12/25/2013	11.776
39	4/25/2010	18.081
40	5/25/2010	18.279
41	6/25/2010	17.852
42	7/25/2010	18.057
43	8/25/2010	17.635
44	9/25/2010	17.685
45	10/25/2010	18.085

*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month LIBOR: 20%
*1 Year Treasury: 20%
*Includes Net Swap Payments received from the Swap Provider.
*Includes Net Cap Payments received from the Cap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.048	46	11/25/2010	17.035
2	3/25/2007	20.743	47	12/25/2010	17.246
3	4/25/2007	19.945	48	1/25/2011	16.839
4	5/25/2007	20.194	49	2/25/2011	16.744
5	6/25/2007	19.947	50	3/25/2011	17.658
6	7/25/2007	20.196	51	4/25/2011	16.571
7	8/25/2007	21.907	52	5/25/2011	16.794
8	9/25/2007	21.695	53	6/25/2011	16.390
9	10/25/2007	21.574	54	7/25/2011	16.618
10	11/25/2007	21.244	55	8/25/2011	16.216
11	12/25/2007	21.135	56	9/25/2011	16.135
12	1/25/2008	20.808	57	10/25/2011	16.432
13	2/25/2008	20.596	58	11/25/2011	16.030
14	3/25/2008	20.629	59	12/25/2011	16.270
15	4/25/2008	20.181	60	1/25/2012	15.869
16	5/25/2008	20.101	61	2/25/2012	11.093
17	6/25/2008	19.780	62	3/25/2012	11.853
18	7/25/2008	19.709	63	4/25/2012	11.096
19	8/25/2008	19.390	64	5/25/2012	11.460
20	9/25/2008	19.311	65	6/25/2012	11.085
21	10/25/2008	20.013	66	7/25/2012	11.449
22	11/25/2008	18.980	67	8/25/2012	11.075
23	12/25/2008	18.470	68	9/25/2012	11.070
24	1/25/2009	17.714	69	10/25/2012	11.448
25	2/25/2009	17.574	70	11/25/2012	11.073
26	3/25/2009	18.248	71	12/25/2012	11.436
27	4/25/2009	17.842	72	1/25/2013	11.062
28	5/25/2009	17.951	73	2/25/2013	11.057
29	6/25/2009	17.575	74	3/25/2013	12.236
30	7/25/2009	17.692	75	4/25/2013	11.064
31	8/25/2009	17.320	76	5/25/2013	11.427
32	9/25/2009	17.296	77	6/25/2013	11.053
33	10/25/2009	17.920	78	7/25/2013	11.416
34	11/25/2009	17.529	79	8/25/2013	11.042
35	12/25/2009	17.680	80	9/25/2013	11.037
36	1/25/2010	17.291	81	10/25/2013	11.414
37	2/25/2010	17.177	82	11/25/2013	11.040
38	3/25/2010	18.046	83	12/25/2013	11.402
39	4/25/2010	17.496
40	5/25/2010	17.679
41	6/25/2010	17.275
42	7/25/2010	17.465
43	8/25/2010	17.064
44	9/25/2010	17.009
45	10/25/2010	17.444

*1 Month LIBOR: 20%
*6 Month LIBOR: 20%
*1 Year Treasury: 20%
*Includes Net Swap Payments received from the Swap Provider.
*Includes Net Cap Payments received from the Cap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.092	46	11/25/2010	17.230
2	3/25/2007	20.786	47	12/25/2010	17.446
3	4/25/2007	19.984	48	1/25/2011	17.033
4	5/25/2007	20.234	49	2/25/2011	16.936
5	6/25/2007	19.985	50	3/25/2011	17.872
6	7/25/2007	20.235	51	4/25/2011	16.765
7	8/25/2007	21.945	52	5/25/2011	16.993
8	9/25/2007	21.733	53	6/25/2011	16.582
9	10/25/2007	21.613	54	7/25/2011	16.814
10	11/25/2007	21.282	55	8/25/2011	16.405
11	12/25/2007	21.174	56	9/25/2011	16.322
12	1/25/2008	20.845	57	10/25/2011	16.607
13	2/25/2008	20.633	58	11/25/2011	16.198
14	3/25/2008	20.668	59	12/25/2011	16.442
15	4/25/2008	20.218	60	1/25/2012	16.035
16	5/25/2008	20.138	61	2/25/2012	11.257
17	6/25/2008	19.816	62	3/25/2012	12.027
18	7/25/2008	19.747	63	4/25/2012	11.253
19	8/25/2008	19.429	64	5/25/2012	11.621
20	9/25/2008	19.562	65	6/25/2012	11.240
21	10/25/2008	20.135	66	7/25/2012	11.608
22	11/25/2008	19.092	67	8/25/2012	11.227
23	12/25/2008	18.579	68	9/25/2012	11.220
24	1/25/2009	17.816	69	10/25/2012	11.597
25	2/25/2009	17.675	70	11/25/2012	11.216
26	3/25/2009	18.434	71	12/25/2012	11.583
27	4/25/2009	17.968	72	1/25/2013	11.203
28	5/25/2009	18.080	73	2/25/2013	11.196
29	6/25/2009	17.699	74	3/25/2013	12.388
30	7/25/2009	17.819	75	4/25/2013	11.195
31	8/25/2009	17.442	76	5/25/2013	11.561
32	9/25/2009	17.491	77	6/25/2013	11.181
33	10/25/2009	18.087	78	7/25/2013	11.547
34	11/25/2009	17.689	79	8/25/2013	11.168
35	12/25/2009	17.844	80	9/25/2013	11.161
36	1/25/2010	17.449	81	10/25/2013	11.536
37	2/25/2010	17.334	82	11/25/2013	11.157
38	3/25/2010	18.294	83	12/25/2013	11.522
39	4/25/2010	17.681
40	5/25/2010	17.869
41	6/25/2010	17.458
42	7/25/2010	17.652
43	8/25/2010	17.244
44	9/25/2010	17.223
45	10/25/2010	17.647

*1 Month LIBOR: 20%
*6 Month LIBOR: 20%
*1 Year Treasury: 20%
*Includes Net Swap Payments received from the Swap Provider.
*Includes Net Cap Payments received from the Cap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month LIBOR Forward & 1-Year Treasury Forward (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month LIBOR Forward & 1-Year Treasury Forward (%)	Excess Spread in bp (Forward LIBOR)
1	286	5.3200	5.3719	286	45	483	4.8642	4.9471	483
2	268	5.3482	5.3508	266	46	472	4.8610	4.9644	473
3	215	5.3418	5.3186	212	47	482	4.8573	4.9830	484
4	232	5.3126	5.2799	233	48	470	4.8574	5.0033	473
5	215	5.2892	5.2336	218	49	470	4.9715	5.0227	466
6	232	5.2628	5.1852	238	50	504	4.9699	5.0230	499
7	278	5.2006	5.1381	278	51	468	4.9711	5.0236	469
8	277	5.1470	5.1007	277	52	479	4.9707	5.0230	480
9	277	5.1160	5.0691	278	53	467	4.9713	5.0238	468
10	275	5.0568	5.0375	277	54	478	4.9705	5.0223	479
11	276	4.9882	5.0094	279	55	465	4.9706	5.0222	468
12	274	4.9860	4.9900	276	56	465	4.9702	5.0344	467
13	273	4.9869	4.9631	276	57	480	4.9695	5.0442	483
14	277	4.9582	4.9341	282	58	467	4.9700	5.0564	471
15	271	4.9287	4.9051	276	59	479	4.9684	5.0689	482
16	273	4.8967	4.8729	280	60	466	4.9681	5.0806	470
17	270	4.8693	4.8456	277	61	445	5.0378	5.0928	454
18	273	4.8393	4.8159	281	62	481	5.0376	5.0935	489
19	269	4.8088	4.7876	278	63	444	5.0391	5.0947	456
20	316	4.7814	4.7957	323	64	462	5.0401	5.0948	473
21	454	4.7522	4.8049	464	65	444	5.0404	5.0956	455
22	444	4.7226	4.8210	458	66	462	5.0405	5.0954	472
23	447	4.6961	4.8372	465	67	443	5.0416	5.0967	455
24	437	4.6686	4.8577	458	68	443	5.0415	5.0987	455
25	437	4.8603	4.8812	450	69	461	5.0413	5.1002	472
26	467	4.8482	4.8692	476	70	443	5.0421	5.1034	455
27	476	4.8382	4.8593	471	71	460	5.0414	5.1058	472
28	484	4.8259	4.8468	480	72	442	5.0424	5.1088	454
29	475	4.8153	4.8361	472	73	442	5.0579	5.1117	452
30	483	4.8038	4.8246	480	74	496	5.0569	5.1111	504
31	474	4.7924	4.8139	472	75	442	5.0579	5.1119	453
32	476	4.7816	4.8304	474	76	460	5.0578	5.1123	470
33	492	4.7692	4.8484	487	77	441	5.0576	5.1111	453
34	482	4.7588	4.8672	478	78	459	5.0569	5.1102	470
35	492	4.7481	4.8873	488	79	441	5.0568	5.1103	452
36	481	4.7469	4.9113	479	80	441	5.0564	5.1208	453
37	481	4.8917	4.9335	471	81	461	5.0565	5.1304	472
38	502	4.8876	4.9300	494	82	443	5.0550	5.1433	456
39	475	4.8854	4.9279	472	83	462	5.0540	5.1534	474
40	485	4.8817	4.9238	482
41	474	4.8792	4.9206	472
42	485	4.8746	4.9164	483
43	473	4.8717	4.9133	472
44	473	4.8684	4.9320	472
*Includes Net Swap Payments received from the Swap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	27.53	20.31
M-2	22.77	18.02
M-3	20.06	16.57
M-4	17.83	15.27
M-5	15.75	13.98
M-6	13.89	12.74
M-7	12.21	11.56
M-8	11.26	10.85
M-9	10.35	10.15
M-10	9.45	9.43

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,591	Index Type:
Aggregate Principal Balance:	$853,364,263	6 Month LIBOR:	76.74%
Conforming Principal Balance Loans:	$705,195,347	1 Year Treasury:	0.14%
Average Principal Balance:	$185,878	Fixed Rate:	23.12%
Range:	$14,233 - $944,777	W.A. Initial Periodic Cap**:	3.208%
W.A. Coupon:	8.253%	W.A. Subsequent Periodic Cap**:	1.002%
Range:	5.550% - 13.710%	W.A. Lifetime Rate Cap**:	6.496%
W.A. Gross Margin**:	6.367%	Property Type:
Range:	2.000% - 8.000%	Single Family:	67.65%
W.A. Remaining Term:	346 months	PUD:	12.05%
Range:	168 months - 357 months	2-4 Family:	10.98%
W.A. Seasoning:	4 months	Condo	9.32%
Latest Maturity Date:	October 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	95.82%
California:	37.13%	Investment:	1.75%
Florida:	10.01%	Second Home:	2.42%
New York:	8.88%	Documentation Status:
Maryland:	5.59%	Full:	27.69%
Illinois:	5.19%	Stated:	52.57%
W.A. Original Combined LTV:	82.32%	Limited:	19.74%
Range:	23.87% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	26 months
First Liens:	89.08%	Loans with Prepay Penalties:	65.15%
Second Liens:	10.92%	Interest Only Loans:	11.06%
Non-Balloon Loans:	40.50%	Non-Zero Weighted Average IO Term:	92 months
Non-Zero W.A. FICO Score:	643

* Subject to a permitted variance of +/- 10%
** For ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
WMC	4,591	853,364,263	100.00	8.253	643	82.32
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	663	22,657,949	2.66	11.220	643	99.07
50,000.01 - 100,000.00	984	72,224,370	8.46	10.458	638	93.23
100,000.01 - 150,000.00	675	83,243,300	9.75	9.024	631	84.88
150,000.01 - 200,000.00	531	93,558,646	10.96	8.194	634	80.11
200,000.01 - 250,000.00	419	94,147,913	11.03	8.012	634	79.88
250,000.01 - 300,000.00	380	104,227,320	12.21	7.859	634	79.54
300,000.01 - 350,000.00	302	97,580,437	11.43	7.755	645	80.46
350,000.01 - 400,000.00	224	83,661,385	9.80	7.700	653	80.68
400,000.01 - 450,000.00	169	72,070,421	8.45	7.588	653	80.28
450,000.01 - 500,000.00	130	62,097,350	7.28	7.623	656	81.28
500,000.01 - 550,000.00	45	23,483,562	2.75	7.927	647	80.10
550,000.01 - 600,000.00	30	17,176,196	2.01	7.563	657	80.97
600,000.01 - 650,000.00	16	10,061,857	1.18	7.492	665	81.03
650,000.01 - 700,000.00	10	6,713,828	0.79	7.938	653	80.86
700,000.01 - 750,000.00	4	2,905,753	0.34	7.681	652	82.44
750,000.01 - 800,000.00	2	1,540,247	0.18	7.265	652	81.43
800,000.01 - 850,000.00	5	4,149,539	0.49	7.205	682	79.47
900,000.01 - 950,000.00	2	1,864,189	0.22	6.944	687	76.49
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	663	22,657,949	2.66	11.220	643	99.07
50,000.01 - 100,000.00	988	72,623,671	8.51	10.447	638	93.03
100,000.01 - 150,000.00	673	83,143,749	9.74	9.024	631	85.01
150,000.01 - 200,000.00	529	93,258,896	10.93	8.194	634	80.09
200,000.01 - 250,000.00	419	94,147,913	11.03	8.012	634	79.88
250,000.01 - 300,000.00	382	104,826,656	12.28	7.858	634	79.55
300,000.01 - 350,000.00	304	98,379,609	11.53	7.744	645	80.49
350,000.01 - 400,000.00	221	82,662,720	9.69	7.709	652	80.69
400,000.01 - 450,000.00	168	71,670,578	8.40	7.591	654	80.23
450,000.01 - 500,000.00	131	62,596,841	7.34	7.622	656	81.19
500,000.01 - 550,000.00	44	22,984,071	2.69	7.936	648	80.32
550,000.01 - 600,000.00	30	17,176,196	2.01	7.563	657	80.97
600,000.01 - 650,000.00	17	10,710,785	1.26	7.515	666	80.97
650,000.01 - 700,000.00	9	6,064,899	0.71	7.945	650	80.95
700,000.01 - 750,000.00	4	2,905,753	0.34	7.681	652	82.44
750,000.01 - 800,000.00	2	1,540,247	0.18	7.265	652	81.43
800,000.01 - 850,000.00	5	4,149,539	0.49	7.205	682	79.47
900,000.01 - 950,000.00	2	1,864,189	0.22	6.944	687	76.49
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	706	42,791,918	5.01	11.013	650	97.75
181 - 240	3	339,547	0.04	7.806	642	83.87
241 - 300	1	301,946	0.04	7.675	632	80.00
301 - 360	3,881	809,930,852	94.91	8.108	642	81.51
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	51	4,219,067	0.49	9.020	632	80.10
Fixed - 20 Year	3	339,547	0.04	7.806	642	83.87
Fixed - 30 Year	1,120	106,285,105	12.45	9.567	641	88.40
Fixed - 30 Year IO	24	6,906,626	0.81	7.239	675	80.90
Balloon - 15/30	655	38,572,851	4.52	11.231	651	99.68
Balloon - 30/40	116	25,165,745	2.95	7.794	625	79.12
Balloon - 30/50	58	15,811,734	1.85	7.625	633	76.74
ARM - 6 Month	2	286,859	0.03	10.093	639	95.00
ARM - 2 Year/6 Month	632	121,405,066	14.23	8.437	629	81.92
ARM - 2 Year/6 Month IO	143	41,665,873	4.88	7.392	664	81.01
ARM - 2 Year/6 Month 30/40 Balloon	897	227,630,923	26.67	8.074	630	80.52
ARM - 2 Year/6 Month 30/50 Balloon	539	158,033,124	18.52	7.858	635	80.36
ARM - 3 Year/6 Month	23	4,181,306	0.49	8.570	601	81.32
ARM - 3 Year/6 Month IO	8	2,104,524	0.25	7.475	666	77.67
ARM - 3 Year/6 Month 30/40 Balloon	31	8,008,387	0.94	7.965	624	77.98
ARM - 3 Year/6 Month 30/50 Balloon	14	4,968,338	0.58	7.724	630	81.38
ARM - 5 Year/6 Month	20	4,550,592	0.53	7.846	674	82.05
ARM - 5 Year/6 Month IO	24	7,099,837	0.83	7.327	687	80.19
ARM - 5 Year/6 Month 30/40 Balloon	18	4,927,212	0.58	7.648	685	81.95
ARM - 5 Year/6 Month 30/50 Balloon	23	8,367,685	0.98	7.310	678	79.98
ARM - 10 Year/6 Month	26	9,053,985	1.06	6.914	702	79.42
ARM - 10 Year/6 Month IO	106	36,475,543	4.27	6.640	720	78.26
ARM - 10 Year/6 Month 30/40 Balloon	35	9,645,727	1.13	7.408	714	79.11
ARM - 10 Year/6 Month 30/50 Balloon	19	6,430,738	0.75	7.057	698	81.03
ARM - 10 Year/1 Year	2	920,484	0.11	6.980	727	80.00
ARM - 10 Year/1 Year IO	1	116,000	0.01	8.100	726	80.00
ARM - 10 Year/1 Year 30/40 Balloon	1	191,385	0.02	7.000	707	80.00
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Interest Only Term
Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,285	758,995,861	88.94	8.398	637	82.64
60	149	43,488,525	5.10	7.382	666	80.81
120	157	50,879,877	5.96	6.836	708	78.94
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	18	6,977,443	0.82	5.848	737	72.16
6.000 - 6.499	91	32,080,597	3.76	6.259	691	76.93
6.500 - 6.999	327	100,642,690	11.79	6.811	674	78.95
7.000 - 7.499	422	122,076,654	14.31	7.268	658	79.91
7.500 - 7.999	788	199,352,667	23.36	7.772	642	79.86
8.000 - 8.499	445	102,455,789	12.01	8.253	631	80.06
8.500 - 8.999	556	115,163,233	13.50	8.752	623	80.70
9.000 - 9.499	262	47,160,026	5.53	9.263	606	84.45
9.500 - 9.999	336	35,957,595	4.21	9.778	601	88.85
10.000 - 10.499	101	9,755,247	1.14	10.233	625	91.99
10.500 - 10.999	413	30,481,887	3.57	10.826	648	98.18
11.000 - 11.499	298	21,714,692	2.54	11.211	643	99.11
11.500 - 11.999	150	8,524,048	1.00	11.806	641	99.58
12.000 - 12.499	162	8,269,849	0.97	12.219	624	99.77
12.500 - 12.999	220	12,644,756	1.48	12.721	630	99.49
13.000 - 13.499	1	71,935	0.01	13.125	618	100.00
13.500 - 13.999	1	35,158	0.00	13.710	589	100.00
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	56	9,950,452	1.17	8.123	603	40.11
50.01 - 55.00	24	5,831,802	0.68	7.405	650	52.73
55.01 - 60.00	28	5,839,962	0.68	7.786	610	58.20
60.01 - 65.00	40	9,855,140	1.15	7.496	622	63.09
65.01 - 70.00	85	20,556,118	2.41	7.657	606	68.61
70.01 - 75.00	100	26,484,730	3.10	7.664	616	73.84
75.01 - 80.00	2,146	541,021,102	63.40	7.789	650	79.91
80.01 - 85.00	151	36,735,624	4.30	7.958	629	84.42
85.01 - 90.00	226	51,502,538	6.04	8.263	624	89.64
90.01 - 95.00	299	55,723,943	6.53	9.079	617	94.78
95.01 - 100.00	1,436	89,862,853	10.53	11.141	653	99.98
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	75	13,656,309	1.60	9.150	513	75.89
525 - 549	91	18,253,563	2.14	8.967	537	77.01
550 - 574	210	42,820,235	5.02	8.963	562	84.68
575 - 599	564	83,599,325	9.80	8.502	589	81.34
600 - 624	1,060	181,557,980	21.28	8.495	612	82.14
625 - 649	896	171,408,332	20.09	8.327	637	82.57
650 - 674	623	120,864,276	14.16	8.165	661	83.26
675 - 699	418	84,580,888	9.91	7.921	686	82.57
700 - 724	320	65,154,939	7.64	7.609	710	83.29
725 - 749	173	37,532,098	4.40	7.423	736	82.63
750 - 774	106	22,558,654	2.64	7.663	761	81.30
775 - 799	41	8,325,338	0.98	7.515	787	78.14
800 - 824	14	3,052,326	0.36	7.677	809	84.19
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	1,262	316,848,193	37.13	7.909	653	81.45
Florida	538	85,429,422	10.01	8.425	640	82.28
New York	278	75,820,131	8.88	8.161	649	80.92
Maryland	240	47,669,789	5.59	8.522	636	82.98
Illinois	310	44,250,912	5.19	8.651	631	83.63
New Jersey	180	38,503,683	4.51	8.573	631	82.06
Massachusetts	176	37,520,604	4.40	7.960	655	83.12
Texas	326	30,855,197	3.62	8.816	621	84.00
Washington	156	26,518,255	3.11	8.197	633	83.35
Virginia	120	22,775,803	2.67	8.693	642	83.88
Arizona	122	17,853,760	2.09	8.597	641	83.81
Connecticut	66	11,961,620	1.40	8.294	646	82.32
Nevada	66	10,912,747	1.28	8.513	639	82.95
Georgia	84	8,862,215	1.04	8.850	616	85.63
Louisiana	91	7,847,471	0.92	9.235	607	85.51
Tennessee	84	7,477,670	0.88	8.473	619	86.13
Pennsylvania	54	6,107,762	0.72	8.930	624	82.82
Hawaii	18	4,713,722	0.55	7.779	656	78.35
Colorado	32	4,578,343	0.54	8.631	608	86.08
Maine	27	4,422,153	0.52	7.745	617	82.17
Oregon	35	4,385,141	0.51	8.378	629	81.83
District of Columbia	19	3,900,833	0.46	8.029	649	77.90
Rhode Island	15	3,609,482	0.42	8.186	636	83.15
New Hampshire	24	3,257,581	0.38	8.045	648	79.52
Idaho	27	2,984,008	0.35	8.834	612	85.52
Delaware	14	2,755,545	0.32	8.917	626	89.00
Michigan	23	2,277,210	0.27	9.264	602	83.22
Minnesota	15	2,005,945	0.24	8.129	625	82.35
New Mexico	21	1,975,633	0.23	9.240	636	83.66
North Carolina	20	1,886,763	0.22	9.098	612	86.38
Utah	13	1,858,002	0.22	8.916	636	82.86
Ohio	23	1,788,637	0.21	9.058	595	83.56
Indiana	17	1,718,068	0.20	8.664	617	86.97
Oklahoma	18	1,700,520	0.20	9.000	631	83.90
Mississippi	22	1,554,648	0.18	9.111	613	86.77
South Carolina	12	1,147,739	0.13	9.314	601	88.36
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Vermont	5	853,831	0.10	8.646	616	80.92
Wisconsin	9	646,024	0.08	9.166	610	81.31
Arkansas	9	524,340	0.06	9.559	604	85.91
Kentucky	7	502,752	0.06	8.707	618	81.52
Missouri	5	458,108	0.05	9.455	578	87.72
Iowa	3	245,067	0.03	10.179	616	86.81
Wyoming	2	185,568	0.02	9.351	581	84.00
West Virginia	1	123,444	0.01	7.545	635	80.00
Kansas	2	89,924	0.01	9.974	615	84.00
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	4,383	817,712,033	95.82	8.250	641	82.31
Second Home	138	20,684,998	2.42	8.168	689	82.32
Investment	70	14,967,232	1.75	8.531	668	83.14
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	2,293	448,627,427	52.57	8.462	655	81.87
Full Documentation	1,502	236,264,362	27.69	8.146	622	83.18
Limited Documentation	796	168,472,474	19.74	7.847	639	82.33
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,153	527,206,370	61.78	8.423	651	83.89
Refinance - Cashout	1,340	306,996,127	35.97	7.985	628	79.61
Refinance - Rate Term	98	19,161,766	2.25	7.888	635	82.66
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	3,134	577,333,670	67.65	8.236	641	82.09
PUD	578	102,816,605	12.05	8.329	636	83.34
2-4 Family	367	93,666,328	10.98	8.362	652	82.01
Condo	512	79,547,660	9.32	8.150	655	83.07
Total:	4,591	853,364,263	100.00	8.253	643	82.32

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
February 2007	1	201,487	0.03	9.775	672	95.00
March 2007	1	85,372	0.01	10.845	561	95.00
December 2007	1	51,523	0.01	7.950	674	80.00
January 2008	2	471,446	0.07	7.992	566	56.82
March 2008	1	67,684	0.01	9.950	603	80.00
April 2008	3	571,259	0.09	8.203	578	79.31
May 2008	7	1,380,176	0.21	7.968	640	82.69
June 2008	38	7,942,010	1.21	8.501	624	82.31
July 2008	144	33,751,566	5.14	8.198	619	79.82
August 2008	557	136,517,666	20.81	8.172	629	81.52
September 2008	1,454	366,893,908	55.92	7.967	637	80.65
October 2008	4	1,087,747	0.17	7.713	627	80.00
May 2009	1	91,653	0.01	9.840	532	80.00
June 2009	3	428,991	0.07	8.913	600	80.00
July 2009	4	893,794	0.14	8.573	606	80.90
August 2009	24	6,109,424	0.93	7.936	640	78.30
September 2009	44	11,738,693	1.79	7.910	620	80.07
July 2011	2	390,777	0.06	8.144	653	81.96
August 2011	7	2,002,096	0.31	7.523	657	80.02
September 2011	76	22,552,452	3.44	7.464	684	80.86
April 2016	1	202,492	0.03	7.695	624	90.00
June 2016	1	486,646	0.07	6.850	738	80.00
July 2016	7	2,451,638	0.37	7.130	709	80.76
August 2016	44	15,135,922	2.31	6.870	720	78.09
September 2016	136	44,089,164	6.72	6.822	713	78.98
October 2016	1	468,000	0.07	6.825	696	79.32
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	122,337	0.02	7.975	614	80.00
2.500 - 2.999	5	1,523,106	0.23	7.314	733	80.00
3.000 - 3.499	15	2,764,879	0.42	8.170	639	79.95
3.500 - 3.999	1	124,777	0.02	7.500	626	80.00
4.500 - 4.999	5	906,528	0.14	8.516	646	81.49
5.000 - 5.499	281	71,950,294	10.97	7.390	645	78.52
5.500 - 5.999	445	117,562,230	17.92	7.521	641	79.26
6.000 - 6.499	790	205,487,727	31.32	7.818	646	80.44
6.500 - 6.999	442	115,842,331	17.66	8.030	647	80.64
7.000 - 7.499	334	80,939,431	12.34	8.310	636	82.60
7.500 - 7.999	155	35,477,016	5.41	8.722	636	83.10
8.000 - 8.499	90	23,362,932	3.56	8.879	631	84.41
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.500 - 11.999	1	486,646	0.07	6.850	738	80.00
12.000 - 12.499	19	7,373,906	1.12	5.948	734	74.05
12.500 - 12.999	82	29,312,490	4.47	6.257	693	76.84
13.000 - 13.499	258	81,716,590	12.46	6.810	678	79.73
13.500 - 13.999	340	99,743,693	15.20	7.280	660	80.34
14.000 - 14.499	664	173,024,333	26.37	7.772	644	80.14
14.500 - 14.999	381	91,658,938	13.97	8.257	632	80.15
15.000 - 15.499	445	99,889,854	15.23	8.745	622	80.83
15.500 - 15.999	183	40,012,321	6.10	9.269	602	84.09
16.000 - 16.499	129	24,036,928	3.66	9.744	581	86.79
16.500 - 16.999	35	5,135,800	0.78	10.160	584	87.91
17.000 - 17.499	23	3,147,315	0.48	10.817	575	89.07
17.500 - 17.999	4	524,772	0.08	11.240	543	87.43
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.500 - 2.999	4	1,227,869	0.19	7.089	724	80.00
5.500 - 5.999	17	6,748,684	1.03	5.843	736	73.49
6.000 - 6.499	84	29,740,095	4.53	6.280	692	76.89
6.500 - 6.999	259	82,501,291	12.58	6.819	676	79.73
7.000 - 7.499	338	99,674,706	15.19	7.280	661	80.43
7.500 - 7.999	665	172,476,532	26.29	7.774	644	80.11
8.000 - 8.499	376	90,382,421	13.78	8.253	632	80.17
8.500 - 8.999	445	100,054,883	15.25	8.740	622	80.78
9.000 - 9.499	183	40,470,626	6.17	9.268	602	84.02
9.500 - 9.999	131	24,391,290	3.72	9.745	583	86.75
10.000 - 10.499	36	4,785,596	0.73	10.233	580	88.68
10.500 - 10.999	22	3,084,822	0.47	10.830	575	88.95
11.000 - 11.499	4	524,772	0.08	11.240	543	87.43
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	8	1,487,649	0.23	8.818	633	84.95
3.000	2,342	584,359,384	89.07	8.022	635	80.78
3.025	1	407,443	0.06	8.225	753	80.00
5.000	213	69,809,112	10.64	6.898	712	79.01
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2,560	654,835,719	99.81	7.905	643	80.60
2.000	4	1,227,869	0.19	7.089	724	80.00
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	4	1,227,869	0.19	7.089	724	80.00
6.000 - 6.499	25	4,233,769	0.65	8.639	597	78.96
6.500 - 6.999	2,526	648,235,699	98.81	7.898	643	80.61
7.000 - 7.499	9	2,366,251	0.36	8.698	615	81.82
Total:	2,564	656,063,588	100.00	7.904	643	80.60
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,761	297,374,451	34.85	8.567	641	83.52
12	128	28,559,838	3.35	8.486	641	80.60
18	6	2,376,374	0.28	6.789	697	79.00
24	2,168	403,753,994	47.31	8.268	636	82.91
36	528	121,299,606	14.21	7.407	667	77.89
Total:	4,591	853,364,263	100.00	8.253	643	82.32

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	1,721	Index Type:
Aggregate Principal Balance:	$269,666,888	6 Month LIBOR:	74.92%
Conforming Principal Balance Loans:	$269,666,888	Fixed Rate:	25.08%
Average Principal Balance:	$156,692	W.A. Initial Periodic Cap**:	2.989%
Range:	$14,233 - $583,410	W.A. Subsequent Periodic Cap**:	1.000%
W.A. Coupon:	8.341%	W.A. Lifetime Rate Cap**:	6.500%
Range:	5.950% - 13.710%	Property Type:
W.A. Gross Margin**:	6.323%	Single Family:	67.79%
Range:	3.327% - 8.000%	PUD:	12.36%
W.A. Remaining Term:	348 months	2-4 Family:	9.08%
Range:	173 months - 356 months	Condo:	10.78%
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	September 1, 2036	Primary:	92.26%
State Concentration (Top 5):		Investment:	3.29%
California:	20.41%	Second Home:	4.45%
Illinois:	10.52%	Documentation Status:
Florida:	9.39%	Full:	39.40%
Maryland:	8.19%	Stated:	40.35%
New York:	6.87%	Limited:	20.25%
W.A. Original Combined LTV:	81.60%	Non-Zero W.A. Prepayment Penalty Term:	25 months
Range:	25.95% - 100.00%	Loans with Prepay Penalties:	58.35%
First Liens:	92.78%	Interest Only Loans:	5.64%
Second Liens:	7.22%	Non-Zero Weighted Average IO Term:	77 months
Non-Balloon Loans:	39.63%
Non-Zero W.A. FICO Score:	622
* Subject to a permitted variance of +/- 10%
** For ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
WMC	1,721	269,666,888	100.00	8.341	622	81.60
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	351	11,208,184	4.16	11.167	637	99.04
50,000.01 - 100,000.00	279	20,182,396	7.48	9.923	627	88.60
100,000.01 - 150,000.00	291	36,340,193	13.48	8.482	616	80.93
150,000.01 - 200,000.00	256	44,890,276	16.65	8.231	621	79.97
200,000.01 - 250,000.00	190	42,683,278	15.83	8.048	618	79.69
250,000.01 - 300,000.00	154	42,345,575	15.70	7.986	618	79.21
300,000.01 - 350,000.00	99	31,913,186	11.83	7.852	623	80.67
350,000.01 - 400,000.00	67	25,000,813	9.27	7.738	634	81.20
400,000.01 - 450,000.00	24	10,015,960	3.71	7.667	633	81.33
450,000.01 - 500,000.00	4	1,938,002	0.72	8.975	611	89.76
500,000.01 - 550,000.00	5	2,565,615	0.95	8.278	611	70.48
550,000.01 - 600,000.00	1	583,410	0.22	8.470	529	80.00
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	351	11,208,184	4.16	11.167	637	99.04
50,000.01 - 100,000.00	280	20,282,238	7.52	9.915	627	88.50
100,000.01 - 150,000.00	292	36,540,101	13.55	8.480	616	80.99
150,000.01 - 200,000.00	254	44,590,526	16.54	8.232	621	79.94
200,000.01 - 250,000.00	190	42,683,278	15.83	8.048	618	79.69
250,000.01 - 300,000.00	154	42,345,575	15.70	7.986	618	79.21
300,000.01 - 350,000.00	100	32,262,900	11.96	7.842	624	80.66
350,000.01 - 400,000.00	67	25,050,942	9.29	7.737	633	81.35
400,000.01 - 450,000.00	23	9,616,116	3.57	7.695	633	80.96
450,000.01 - 500,000.00	5	2,437,493	0.90	8.672	606	85.71
500,000.01 - 550,000.00	4	2,066,124	0.77	8.467	617	70.59
550,000.01 - 600,000.00	1	583,410	0.22	8.470	529	80.00
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	243	10,401,040	3.86	11.019	632	96.62
181 - 240	1	133,893	0.05	7.460	666	90.00
241 - 300	1	301,946	0.11	7.675	632	80.00
301 - 360	1,476	258,830,010	95.98	8.234	622	81.00
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	23	1,687,739	0.63	8.802	617	81.10
Fixed - 20 Year	1	133,893	0.05	7.460	666	90.00
Fixed - 30 Year	393	36,290,141	13.46	8.888	632	83.09
Fixed - 30 Year IO	13	3,128,485	1.16	7.565	648	81.61
Balloon - 15/30	220	8,713,301	3.23	11.449	635	99.63
Balloon - 30/40	60	12,063,380	4.47	7.811	621	79.48
Balloon - 30/50	22	5,621,461	2.08	7.623	605	75.19
ARM - 6 Month	2	286,859	0.11	10.093	639	95.00
ARM - 2 Year/6 Month	305	50,992,165	18.91	8.559	617	82.24
ARM - 2 Year/6 Month IO	47	11,032,356	4.09	7.561	647	81.87
ARM - 2 Year/6 Month 30/40 Balloon	386	83,382,525	30.92	8.169	619	80.19
ARM - 2 Year/6 Month 30/50 Balloon	205	47,033,417	17.44	7.921	616	80.62
ARM - 3 Year/6 Month	13	2,267,078	0.84	8.214	608	80.49
ARM - 3 Year/6 Month IO	5	1,056,524	0.39	7.173	662	75.35
ARM - 3 Year/6 Month 30/40 Balloon	21	4,727,557	1.75	8.113	628	80.59
ARM - 3 Year/6 Month 30/50 Balloon	5	1,250,007	0.46	7.465	668	72.74
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Interest Only Term
Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,656	254,449,523	94.36	8.389	621	81.62
60	45	10,821,260	4.01	7.509	649	81.43
120	20	4,396,105	1.63	7.599	647	81.21
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	2	714,614	0.26	5.970	664	77.78
6.000 - 6.499	15	4,538,759	1.68	6.219	642	75.53
6.500 - 6.999	100	23,862,223	8.85	6.853	643	77.13
7.000 - 7.499	140	33,883,029	12.56	7.265	643	79.85
7.500 - 7.999	334	69,757,797	25.87	7.776	630	79.22
8.000 - 8.499	178	35,436,000	13.14	8.256	621	80.78
8.500 - 8.999	246	43,542,953	16.15	8.755	609	79.91
9.000 - 9.499	120	19,752,619	7.32	9.269	594	83.41
9.500 - 9.999	160	15,260,736	5.66	9.756	578	87.52
10.000 - 10.499	43	4,832,498	1.79	10.251	589	89.45
10.500 - 10.999	122	6,826,857	2.53	10.850	624	96.26
11.000 - 11.499	60	2,827,583	1.05	11.187	638	99.37
11.500 - 11.999	63	2,584,973	0.96	11.834	631	99.46
12.000 - 12.499	70	2,823,624	1.05	12.243	614	99.87
12.500 - 12.999	66	2,915,530	1.08	12.702	633	99.38
13.000 - 13.499	1	71,935	0.03	13.125	618	100.00
13.500 - 13.999	1	35,158	0.01	13.710	589	100.00
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	27	5,516,982	2.05	8.313	594	41.28
50.01 - 55.00	10	1,857,606	0.69	7.817	613	52.70
55.01 - 60.00	16	3,703,083	1.37	7.702	609	58.56
60.01 - 65.00	21	4,277,872	1.59	7.605	581	62.95
65.01 - 70.00	52	11,123,663	4.12	7.884	591	68.65
70.01 - 75.00	57	13,667,381	5.07	8.096	592	73.83
75.01 - 80.00	733	142,442,241	52.82	7.958	634	79.84
80.01 - 85.00	80	17,258,556	6.40	8.176	600	84.32
85.01 - 90.00	114	23,934,593	8.88	8.300	616	89.64
90.01 - 95.00	160	27,008,022	10.02	9.051	610	94.81
95.01 - 100.00	451	18,876,889	7.00	11.213	641	99.96
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	44	8,251,702	3.06	9.123	515	76.66
525 - 549	53	10,783,123	4.00	8.854	538	75.74
550 - 574	134	24,974,284	9.26	8.958	562	83.12
575 - 599	269	34,378,800	12.75	8.543	588	81.46
600 - 624	451	67,914,537	25.18	8.298	613	80.69
625 - 649	324	56,398,017	20.91	8.136	636	82.29
650 - 674	200	32,644,528	12.11	8.128	661	82.47
675 - 699	103	14,645,454	5.43	8.115	685	82.85
700 - 724	73	9,564,472	3.55	7.981	710	84.64
725 - 749	42	6,530,786	2.42	7.511	734	82.62
750 - 774	14	2,078,048	0.77	8.237	764	84.13
775 - 799	12	1,021,024	0.38	7.824	787	83.36
800 - 824	2	482,115	0.18	8.312	813	91.22
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	214	55,027,190	20.41	7.784	623	78.02
Illinois	203	28,358,480	10.52	8.616	622	83.60
Florida	161	25,313,836	9.39	8.306	628	81.90
Maryland	122	22,098,331	8.19	8.540	621	83.16
New York	78	18,512,906	6.87	8.070	617	75.76
Massachusetts	77	13,487,636	5.00	8.253	624	83.74
Washington	79	13,276,846	4.92	8.237	619	82.25
Texas	144	11,794,182	4.37	8.919	611	85.90
New Jersey	64	11,468,163	4.25	8.500	613	79.73
Virginia	45	7,253,221	2.69	8.453	652	83.55
Arizona	49	6,673,822	2.47	8.627	639	84.62
Connecticut	34	5,124,505	1.90	8.146	628	81.61
Georgia	53	4,577,717	1.70	8.966	613	85.60
Tennessee	45	4,291,039	1.59	8.544	616	87.42
Nevada	20	3,823,224	1.42	8.273	635	81.73
Colorado	23	3,401,606	1.26	8.671	609	87.65
Pennsylvania	25	2,962,955	1.10	8.899	629	83.44
Louisiana	36	2,817,502	1.04	9.351	600	87.70
Maine	19	2,753,445	1.02	7.665	619	82.62
Oregon	19	2,364,443	0.88	8.950	586	81.13
Hawaii	8	2,162,036	0.80	7.779	635	74.42
New Hampshire	16	1,951,279	0.72	8.263	636	78.07
District of Columbia	11	1,928,038	0.71	7.983	619	71.94
Rhode Island	9	1,793,662	0.67	8.342	616	84.39
Idaho	16	1,727,667	0.64	9.051	612	84.99
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Minnesota	12	1,573,028	0.58	8.334	618	82.41
Delaware	7	1,513,816	0.56	8.532	665	88.37
Michigan	13	1,282,091	0.48	8.954	616	84.01
New Mexico	12	1,215,663	0.45	8.884	645	83.01
Ohio	16	1,135,392	0.42	8.992	603	83.20
North Carolina	12	1,107,696	0.41	9.246	610	87.74
Utah	8	1,024,069	0.38	9.425	620	83.72
Mississippi	13	935,607	0.35	8.907	622	86.12
Oklahoma	12	898,595	0.33	8.637	625	83.16
Indiana	7	665,282	0.25	9.120	593	85.66
South Carolina	7	565,537	0.21	9.030	618	89.58
Wisconsin	8	564,957	0.21	9.048	618	82.66
Vermont	2	479,411	0.18	9.253	583	83.25
Arkansas	7	446,237	0.17	9.341	609	85.30
Kentucky	4	357,156	0.13	8.430	617	81.26
Missouri	4	351,169	0.13	9.860	574	90.07
Iowa	2	208,522	0.08	9.706	612	84.50
Wyoming	2	185,568	0.07	9.351	581	84.00
West Virginia	1	123,444	0.05	7.545	635	80.00
Kansas	2	89,924	0.03	9.974	615	84.00
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,618	248,782,817	92.26	8.346	618	81.56
Second Home	63	12,013,558	4.45	8.148	683	81.63
Investment	40	8,870,513	3.29	8.443	663	82.71
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	655	108,815,464	40.35	8.487	640	79.83
Full Documentation	759	106,239,156	39.40	8.301	606	83.03
Limited Documentation	307	54,612,269	20.25	8.127	617	82.37
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	803	166,111,574	61.60	8.151	613	79.61
Purchase	858	94,241,663	34.95	8.672	639	84.99
Refinance - Rate Term	60	9,313,652	3.45	8.374	616	82.77
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,194	182,806,999	67.79	8.343	618	81.28
PUD	211	33,318,433	12.36	8.388	626	83.29
Condo	210	29,057,994	10.78	8.260	639	83.16
2-4 Family	106	24,483,462	9.08	8.352	627	79.86
Total:	1,721	269,666,888	100.00	8.341	622	81.60

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
February 2007	1	201,487	0.10	9.775	672	95.00
March 2007	1	85,372	0.04	10.845	561	95.00
April 2008	2	386,489	0.19	8.419	550	78.99
May 2008	1	370,479	0.18	6.000	682	80.00
June 2008	22	3,865,391	1.91	8.537	621	82.67
July 2008	70	13,793,725	6.83	8.224	607	79.39
August 2008	249	49,629,816	24.57	8.301	612	81.33
September 2008	599	124,394,563	61.57	8.116	624	80.90
June 2009	2	318,147	0.16	8.551	599	80.00
July 2009	1	146,596	0.07	7.990	602	80.00
August 2009	16	3,518,832	1.74	7.826	643	77.77
September 2009	25	5,317,591	2.63	7.984	628	79.58
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	10	1,496,193	0.74	7.961	622	79.91
3.500 - 3.999	1	124,777	0.06	7.500	626	80.00
4.500 - 4.999	3	538,208	0.27	8.987	629	82.51
5.000 - 5.499	137	28,956,825	14.33	7.869	616	78.92
5.500 - 5.999	173	35,878,280	17.76	7.914	607	79.25
6.000 - 6.499	279	58,413,464	28.91	8.022	626	80.89
6.500 - 6.999	161	34,342,949	17.00	8.238	627	80.14
7.000 - 7.499	120	22,354,717	11.07	8.605	625	83.50
7.500 - 7.999	70	12,675,675	6.27	8.827	609	84.49
8.000 - 8.499	35	7,247,399	3.59	8.980	625	85.39
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
12.000 - 12.499	2	714,614	0.35	5.970	664	77.78
12.500 - 12.999	15	4,538,759	2.25	6.219	642	75.53
13.000 - 13.499	64	15,348,404	7.60	6.839	643	78.56
13.500 - 13.999	102	24,500,821	12.13	7.290	645	80.75
14.000 - 14.499	256	53,957,045	26.71	7.774	631	79.39
14.500 - 14.999	153	32,191,697	15.93	8.263	621	81.01
15.000 - 15.499	197	36,905,311	18.27	8.756	608	80.26
15.500 - 15.999	89	17,094,999	8.46	9.268	597	84.33
16.000 - 16.499	71	11,214,330	5.55	9.718	562	86.03
16.500 - 16.999	24	3,574,370	1.77	10.260	580	88.45
17.000 - 17.499	14	1,849,872	0.92	10.786	563	88.73
17.500 - 17.999	2	138,267	0.07	11.170	561	95.00
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	2	714,614	0.35	5.970	664	77.78
6.000 - 6.499	16	4,690,759	2.32	6.262	643	75.68
6.500 - 6.999	64	15,348,404	7.60	6.839	643	78.56
7.000 - 7.499	100	24,165,953	11.96	7.284	645	81.00
7.500 - 7.999	258	54,455,744	26.95	7.779	631	79.33
8.000 - 8.499	152	31,920,533	15.80	8.258	622	81.09
8.500 - 8.999	196	36,719,795	18.18	8.753	608	80.12
9.000 - 9.499	91	17,596,312	8.71	9.279	594	84.16
9.500 - 9.999	69	10,747,247	5.32	9.726	564	86.43
10.000 - 10.499	26	3,743,480	1.85	10.257	580	88.32
10.500 - 10.999	13	1,787,379	0.88	10.807	563	88.51
11.000 - 11.499	2	138,267	0.07	11.170	561	95.00
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	6	1,100,996	0.54	8.908	639	89.47
3.000	983	200,927,493	99.46	8.165	620	80.81
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	989	202,028,489	100.00	8.169	620	80.86
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	10	1,518,922	0.75	8.862	600	74.92
6.500 - 6.999	972	199,172,230	98.59	8.159	620	80.89
7.000 - 7.499	7	1,337,336	0.66	8.846	605	83.22
Total:	989	202,028,489	100.00	8.169	620	80.86
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	811	112,310,631	41.65	8.598	620	82.93
12	52	11,134,755	4.13	8.321	630	77.58
24	701	117,779,829	43.68	8.225	622	81.89
36	157	28,441,673	10.55	7.815	627	76.75
Total:	1,721	269,666,888	100.00	8.341	622	81.60

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	2,870	Index Type:
Aggregate Principal Balance:	$583,697,375	6 Month LIBOR:	77.58%
Conforming Principal Balance Loans:	$435,528,458	Fixed Rate:	22.21%
Average Principal Balance:	$203,379	1 Year Treasury:	0.21%
Range:	$14,973 - $944,777	W.A. Initial Periodic Cap**:	3.306%
W.A. Coupon:	8.213%	W.A. Subsequent Periodic Cap**:	1.003%
Range:	5.550% - 12.875%	W.A. Lifetime Rate Cap**:	6.494%
W.A. Gross Margin**:	6.387%	Property Type:
Range:	2.000% - 8.000%	Single Family:	67.59%
W.A. Remaining Term (months):	346	PUD:	11.91%
Range (months):	168 - 357	2-4 Family:	11.85%
W.A. Seasoning:	4 months	Condo:	8.65%
Latest Maturity Date:	October 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	97.47%
California:	44.86%	Investment:	1.04%
Florida:	10.30%	Second Home:	1.49%
New York:	9.82%	Documentation Status:
New Jersey:	4.63%	Full:	22.28%
Maryland:	4.38%	Stated:	58.22%
W.A. Original Combined LTV:	82.66%	Limited:	19.51%
Range:	23.87% - 100.00%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
First Liens:	87.37%	Loans with Prepay Penalties:	68.29%
Second Liens:	12.63%	Interest Only Loans:	13.56%
Non-Balloon Loans:	40.90%	Non-Zero W.A. Interest Only Term:	95 months
Non-Zero W.A. FICO Score:	652

* Subject to a permitted variance of +/- 10%
** For ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
WMC	2,870	583,697,375	100.00	8.213	652	82.66
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	312	11,449,766	1.96	11.271	650	99.10
50,000.01 - 100,000.00	705	52,041,974	8.92	10.665	643	95.03
100,000.01 - 150,000.00	384	46,903,107	8.04	9.444	643	87.94
150,000.01 - 200,000.00	275	48,668,370	8.34	8.159	646	80.24
200,000.01 - 250,000.00	229	51,464,635	8.82	7.982	648	80.04
250,000.01 - 300,000.00	226	61,881,745	10.60	7.772	646	79.77
300,000.01 - 350,000.00	203	65,667,251	11.25	7.709	655	80.36
350,000.01 - 400,000.00	157	58,660,572	10.05	7.683	661	80.46
400,000.01 - 450,000.00	145	62,054,462	10.63	7.575	657	80.11
450,000.01 - 500,000.00	126	60,159,348	10.31	7.580	658	81.01
500,000.01 - 550,000.00	40	20,917,947	3.58	7.884	651	81.28
550,000.01 - 600,000.00	29	16,592,785	2.84	7.531	661	81.00
600,000.01 - 650,000.00	16	10,061,857	1.72	7.492	665	81.03
650,000.01 - 700,000.00	10	6,713,828	1.15	7.938	653	80.86
700,000.01 - 750,000.00	4	2,905,753	0.50	7.681	652	82.44
750,000.01 - 800,000.00	2	1,540,247	0.26	7.265	652	81.43
800,000.01 - 850,000.00	5	4,149,539	0.71	7.205	682	79.47
900,000.01 - 950,000.00	2	1,864,189	0.32	6.944	687	76.49
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	312	11,449,766	1.96	11.271	650	99.10
50,000.01 - 100,000.00	708	52,341,433	8.97	10.653	642	94.78
100,000.01 - 150,000.00	381	46,603,647	7.98	9.450	643	88.17
150,000.01 - 200,000.00	275	48,668,370	8.34	8.159	646	80.24
200,000.01 - 250,000.00	229	51,464,635	8.82	7.982	648	80.04
250,000.01 - 300,000.00	228	62,481,081	10.70	7.771	645	79.77
300,000.01 - 350,000.00	204	66,116,709	11.33	7.696	656	80.41
350,000.01 - 400,000.00	154	57,611,778	9.87	7.697	661	80.40
400,000.01 - 450,000.00	145	62,054,462	10.63	7.575	657	80.11
450,000.01 - 500,000.00	126	60,159,348	10.31	7.580	658	81.01
500,000.01 - 550,000.00	40	20,917,947	3.58	7.884	651	81.28
550,000.01 - 600,000.00	29	16,592,785	2.84	7.531	661	81.00
600,000.01 - 650,000.00	17	10,710,785	1.83	7.515	666	80.97
650,000.01 - 700,000.00	9	6,064,899	1.04	7.945	650	80.95
700,000.01 - 750,000.00	4	2,905,753	0.50	7.681	652	82.44
750,000.01 - 800,000.00	2	1,540,247	0.26	7.265	652	81.43
800,000.01 - 850,000.00	5	4,149,539	0.71	7.205	682	79.47
900,000.01 - 950,000.00	2	1,864,189	0.32	6.944	687	76.49
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	463	32,390,878	5.55	11.011	655	98.11
181 - 240	2	205,654	0.04	8.031	627	79.88
301 - 360	2,405	551,100,843	94.42	8.048	652	81.75
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	28	2,531,328	0.43	9.166	643	79.43
Fixed - 20 Year	2	205,654	0.04	8.031	627	79.88
Fixed - 30 Year	727	69,994,965	11.99	9.919	646	91.15
Fixed - 30 Year IO	11	3,778,141	0.65	6.969	698	80.31
Balloon - 15/30	435	29,859,550	5.12	11.167	656	99.69
Balloon - 30/40	56	13,102,365	2.24	7.778	629	78.79
Balloon - 30/50	36	10,190,273	1.75	7.626	648	77.60
ARM - 2 Year/6 Month	327	70,412,901	12.06	8.350	639	81.68
ARM - 2 Year/6 Month IO	96	30,633,517	5.25	7.331	670	80.70
ARM - 2 Year/6 Month 30/40 Balloon	511	144,248,398	24.71	8.019	636	80.72
ARM - 2 Year/6 Month 30/50 Balloon	334	110,999,707	19.02	7.831	642	80.25
ARM - 3 Year/6 Month	10	1,914,228	0.33	8.991	593	82.31
ARM - 3 Year/6 Month IO	3	1,048,000	0.18	7.780	670	80.00
ARM - 3 Year/6 Month 30/40 Balloon	10	3,280,830	0.56	7.751	618	74.22
ARM - 3 Year/6 Month 30/50 Balloon	9	3,718,331	0.64	7.811	617	84.28
ARM - 5 Year/6 Month	20	4,550,592	0.78	7.846	674	82.05
ARM - 5 Year/6 Month IO	24	7,099,837	1.22	7.327	687	80.19
ARM - 5 Year/6 Month 30/40 Balloon	18	4,927,212	0.84	7.648	685	81.95
ARM - 5 Year/6 Month 30/50 Balloon	23	8,367,685	1.43	7.310	678	79.98
ARM - 10 Year/6 Month	26	9,053,985	1.55	6.914	702	79.42
ARM - 10 Year/6 Month IO	106	36,475,543	6.25	6.640	720	78.26
ARM - 10 Year/6 Month 30/40 Balloon	35	9,645,727	1.65	7.408	714	79.11
ARM - 10 Year/6 Month 30/50 Balloon	19	6,430,738	1.10	7.057	698	81.03
ARM - 10 Year/1 Year	2	920,484	0.16	6.980	727	80.00
ARM - 10 Year/1 Year IO	1	116,000	0.02	8.100	726	80.00
ARM - 10 Year/1 Year 30/40 Balloon	1	191,385	0.03	7.000	707	80.00
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Interest Only Term
Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,629	504,546,338	86.44	8.403	645	83.15
60	104	32,667,265	5.60	7.340	672	80.61
120	137	46,483,772	7.96	6.763	714	78.73
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	16	6,262,829	1.07	5.834	745	71.52
6.000 - 6.499	76	27,541,837	4.72	6.266	699	77.17
6.500 - 6.999	227	76,780,467	13.15	6.798	683	79.52
7.000 - 7.499	282	88,193,624	15.11	7.269	663	79.93
7.500 - 7.999	454	129,594,870	22.20	7.770	648	80.21
8.000 - 8.499	267	67,019,789	11.48	8.252	636	79.68
8.500 - 8.999	310	71,620,279	12.27	8.750	631	81.18
9.000 - 9.499	142	27,407,408	4.70	9.259	615	85.20
9.500 - 9.999	176	20,696,859	3.55	9.794	618	89.84
10.000 - 10.499	58	4,922,749	0.84	10.215	660	94.48
10.500 - 10.999	291	23,655,030	4.05	10.819	655	98.74
11.000 - 11.499	238	18,887,109	3.24	11.214	644	99.07
11.500 - 11.999	87	5,939,075	1.02	11.794	646	99.63
12.000 - 12.499	92	5,446,224	0.93	12.207	629	99.71
12.500 - 12.999	154	9,729,226	1.67	12.727	629	99.52
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	29	4,433,470	0.76	7.887	615	38.65
50.01 - 55.00	14	3,974,196	0.68	7.212	667	52.74
55.01 - 60.00	12	2,136,879	0.37	7.931	613	57.57
60.01 - 65.00	19	5,577,268	0.96	7.412	654	63.21
65.01 - 70.00	33	9,432,455	1.62	7.390	624	68.56
70.01 - 75.00	43	12,817,349	2.20	7.203	642	73.86
75.01 - 80.00	1,413	398,578,861	68.29	7.729	656	79.93
80.01 - 85.00	71	19,477,068	3.34	7.765	653	84.52
85.01 - 90.00	112	27,567,945	4.72	8.230	631	89.65
90.01 - 95.00	139	28,715,921	4.92	9.105	625	94.74
95.01 - 100.00	985	70,985,964	12.16	11.122	656	99.99
Total:	2,870	583,697,375	100.00	8.213	652	82.66

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	31	5,404,607	0.93	9.190	510	74.70
525 - 549	38	7,470,440	1.28	9.130	536	78.83
550 - 574	76	17,845,951	3.06	8.971	562	86.88
575 - 599	295	49,220,525	8.43	8.473	590	81.26
600 - 624	609	113,643,444	19.47	8.612	612	83.01
625 - 649	572	115,010,315	19.70	8.421	637	82.71
650 - 674	423	88,219,748	15.11	8.179	662	83.55
675 - 699	315	69,935,434	11.98	7.881	686	82.51
700 - 724	247	55,590,468	9.52	7.545	710	83.06
725 - 749	131	31,001,312	5.31	7.404	736	82.64
750 - 774	92	20,480,606	3.51	7.605	760	81.01
775 - 799	29	7,304,314	1.25	7.471	786	77.41
800 - 824	12	2,570,211	0.44	7.558	808	82.87
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	1,048	261,821,003	44.86	7.935	659	82.17
Florida	377	60,115,586	10.30	8.475	645	82.43
New York	200	57,307,225	9.82	8.190	659	82.59
New Jersey	116	27,035,520	4.63	8.605	638	83.05
Maryland	118	25,571,458	4.38	8.507	649	82.83
Massachusetts	99	24,032,968	4.12	7.796	673	82.77
Texas	182	19,061,015	3.27	8.753	627	82.82
Illinois	107	15,892,432	2.72	8.714	647	83.69
Virginia	75	15,522,582	2.66	8.805	637	84.03
Washington	77	13,241,409	2.27	8.158	647	84.45
Arizona	73	11,179,939	1.92	8.580	643	83.32
Nevada	46	7,089,523	1.21	8.642	641	83.60
Connecticut	32	6,837,115	1.17	8.405	659	82.86
Louisiana	55	5,029,969	0.86	9.170	611	84.29
Georgia	31	4,284,498	0.73	8.726	618	85.66
Tennessee	39	3,186,631	0.55	8.377	624	84.38
Pennsylvania	29	3,144,806	0.54	8.958	620	82.24
Hawaii	10	2,551,686	0.44	7.779	674	81.69
Oregon	16	2,020,698	0.35	7.710	680	82.65
District of Columbia	8	1,972,795	0.34	8.074	678	83.72
Rhode Island	6	1,815,820	0.31	8.032	657	81.93
Maine	8	1,668,708	0.29	7.877	614	81.44
New Hampshire	8	1,306,302	0.22	7.720	666	81.70
Idaho	11	1,256,341	0.22	8.535	612	86.25
Delaware	7	1,241,729	0.21	9.386	579	89.78
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Colorado	9	1,176,736	0.20	8.517	607	81.53
Indiana	10	1,052,787	0.18	8.375	632	87.80
Michigan	10	995,119	0.17	9.664	584	82.20
Utah	5	833,933	0.14	8.292	656	81.80
Oklahoma	6	801,925	0.14	9.407	638	84.73
North Carolina	8	779,066	0.13	8.887	616	84.44
New Mexico	9	759,970	0.13	9.808	623	84.69
Ohio	7	653,246	0.11	9.172	582	84.18
Mississippi	9	619,041	0.11	9.419	599	87.74
South Carolina	5	582,203	0.10	9.591	585	87.18
Minnesota	3	432,917	0.07	7.382	650	82.13
Vermont	3	374,420	0.06	7.869	658	77.93
Kentucky	3	145,597	0.02	9.385	620	82.14
Missouri	1	106,939	0.02	8.125	589	80.00
Wisconsin	1	81,067	0.01	9.990	552	71.90
Arkansas	2	78,103	0.01	10.802	578	89.41
Iowa	1	36,545	0.01	12.875	638	100.00
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,765	568,929,216	97.47	8.208	651	82.63
Second Home	75	8,671,439	1.49	8.196	697	83.27
Investment	30	6,096,720	1.04	8.658	675	83.76
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	1,638	339,811,963	58.22	8.454	660	82.53
Full Documentation	743	130,025,206	22.28	8.020	634	83.31
Limited Documentation	489	113,860,205	19.51	7.713	649	82.30
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	2,295	432,964,708	74.18	8.369	654	83.65
Refinance - Cashout	537	140,884,554	24.14	7.788	646	79.61
Refinance - Rate Term	38	9,848,114	1.69	7.428	654	82.56
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,940	394,526,671	67.59	8.187	651	82.47
PUD	367	69,498,172	11.91	8.300	641	83.36
2-4 Family	261	69,182,866	11.85	8.365	661	82.77
Condo	302	50,489,666	8.65	8.086	664	83.01
Total:	2,870	583,697,375	100.00	8.213	652	82.66

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
December 2007	1	51,523	0.01	7.950	674	80.00
January 2008	2	471,446	0.10	7.992	566	56.82
March 2008	1	67,684	0.01	9.950	603	80.00
April 2008	1	184,771	0.04	7.750	638	80.00
May 2008	6	1,009,697	0.22	8.690	624	83.68
June 2008	16	4,076,618	0.90	8.466	628	81.96
July 2008	74	19,957,840	4.40	8.180	628	80.12
August 2008	308	86,887,850	19.14	8.099	639	81.63
September 2008	855	242,499,345	53.41	7.891	644	80.52
October 2008	4	1,087,747	0.24	7.713	627	80.00
May 2009	1	91,653	0.02	9.840	532	80.00
June 2009	1	110,843	0.02	9.950	603	80.00
July 2009	3	747,198	0.16	8.687	607	81.08
August 2009	8	2,590,592	0.57	8.085	637	79.02
September 2009	19	6,421,102	1.41	7.849	614	80.48
July 2011	2	390,777	0.09	8.144	653	81.96
August 2011	7	2,002,096	0.44	7.523	657	80.02
September 2011	76	22,552,452	4.97	7.464	684	80.86
April 2016	1	202,492	0.04	7.695	624	90.00
June 2016	1	486,646	0.11	6.850	738	80.00
July 2016	7	2,451,638	0.54	7.130	709	80.76
August 2016	44	15,135,922	3.33	6.870	720	78.09
September 2016	136	44,089,164	9.71	6.822	713	78.98
October 2016	1	468,000	0.10	6.825	696	79.32
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	122,337	0.03	7.975	614	80.00
2.500 - 2.999	5	1,523,106	0.34	7.314	733	80.00
3.000 - 3.499	5	1,268,686	0.28	8.417	658	80.00
4.500 - 4.999	2	368,320	0.08	7.827	671	80.00
5.000 - 5.499	144	42,993,468	9.47	7.067	664	78.25
5.500 - 5.999	272	81,683,950	17.99	7.349	656	79.26
6.000 - 6.499	511	147,074,264	32.39	7.737	654	80.27
6.500 - 6.999	281	81,499,382	17.95	7.942	655	80.84
7.000 - 7.499	214	58,584,713	12.90	8.198	640	82.26
7.500 - 7.999	85	22,801,341	5.02	8.664	652	82.32
8.000 - 8.499	55	16,115,532	3.55	8.833	634	83.98
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.500 - 11.999	1	486,646	0.11	6.850	738	80.00
12.000 - 12.499	17	6,659,292	1.47	5.946	741	73.65
12.500 - 12.999	67	24,773,731	5.46	6.263	702	77.08
13.000 - 13.499	194	66,368,186	14.62	6.803	686	80.00
13.500 - 13.999	238	75,242,872	16.57	7.276	665	80.21
14.000 - 14.499	408	119,067,289	26.22	7.771	649	80.48
14.500 - 14.999	228	59,467,241	13.10	8.254	637	79.68
15.000 - 15.499	248	62,984,542	13.87	8.738	630	81.16
15.500 - 15.999	94	22,917,323	5.05	9.269	607	83.91
16.000 - 16.499	58	12,822,598	2.82	9.767	597	87.45
16.500 - 16.999	11	1,561,430	0.34	9.932	592	86.67
17.000 - 17.499	9	1,297,443	0.29	10.862	592	89.56
17.500 - 17.999	2	386,505	0.09	11.265	536	84.72
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.500 - 2.999	4	1,227,869	0.27	7.089	724	80.00
5.500 - 5.999	15	6,034,069	1.33	5.828	744	72.99
6.000 - 6.499	68	25,049,335	5.52	6.283	701	77.11
6.500 - 6.999	195	67,152,887	14.79	6.815	684	80.00
7.000 - 7.499	238	75,508,753	16.63	7.279	665	80.24
7.500 - 7.999	407	118,020,788	25.99	7.772	650	80.47
8.000 - 8.499	224	58,461,887	12.88	8.250	637	79.66
8.500 - 8.999	249	63,335,089	13.95	8.733	630	81.17
9.000 - 9.499	92	22,874,314	5.04	9.259	608	83.91
9.500 - 9.999	62	13,644,044	3.01	9.760	598	87.00
10.000 - 10.499	10	1,042,116	0.23	10.147	581	90.00
10.500 - 10.999	9	1,297,443	0.29	10.862	592	89.56
11.000 - 11.499	2	386,505	0.09	11.265	536	84.72
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2	386,653	0.09	8.560	618	72.07
3.000	1,359	383,431,892	84.45	7.947	642	80.77
3.025	1	407,443	0.09	8.225	753	80.00
5.000	213	69,809,112	15.38	6.898	712	79.01
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,571	452,807,230	99.73	7.788	653	80.49
2.000	4	1,227,869	0.27	7.089	724	80.00
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	4	1,227,869	0.27	7.089	724	80.00
6.000 - 6.499	15	2,714,847	0.60	8.515	596	81.22
6.500 - 6.999	1,554	449,063,469	98.91	7.782	653	80.49
7.000 - 7.499	2	1,028,914	0.23	8.504	628	80.00
Total:	1,575	454,035,099	100.00	7.786	653	80.49
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	950	185,063,820	31.71	8.549	654	83.88
12	76	17,425,084	2.99	8.592	648	82.53
18	6	2,376,374	0.41	6.789	697	79.00
24	1,467	285,974,165	48.99	8.286	642	83.33
36	371	92,857,933	15.91	7.282	679	78.24
Total:	2,870	583,697,375	100.00	8.213	652	82.66

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.